                                                                Exhibit 99.2



                DUTCHESS COUNTY CELLULAR TELEPHONE COMPANY, INC.

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)



ASSETS
Current Assets:
  Cash and cash equivalents                                  $    210
  Accounts Receivable, net                                        742
  Inventory                                                        32
  Prepaid expenses and other current assets                        26
                                                             --------
    Total current assets                                        1,010
Net fixed assets                                                2,217
Cellular licenses, net
Other assets                                                       84
                                                             --------
    Total current assets                                     $  3,311
                                                             ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                      $    435
  Income taxes payable                                             76
  Other current liabilities                                    13,817
  Long-term debt                                                   37
                                                             --------
    Total current liabilities                                  14,348
Other long-term liabilities                                        96
                                                             --------
    Total liabilities                                          14,481
Stockholders' equity                                          (11,170)
                                                             --------
Total liabilities and stockholders' equity                   $  3,311
                                                             ========


      The accompanying notes to financial statements are an integral part of these financial statements.

                DUTCHESS COUNTY CELLULAR TELEPHONE COMPANY, INC.

                  UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                                 MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)


REVENUES                                                        $1,523
COSTS AND EXPENSES:

  Cost of cellular service                                         566
  Cost of equipment sold                                           153
  Selling, general & administrative                                792
  Depreciation and amortization                                     99
                                                                ------
                                                                 1,610
                                                                ------
Operating income (loss)                                             87
Other income (expense)
  Interest expense, net                                           (335)
                                                                ------
Total other income (expense)                                      (335)
                                                                ------
Net income (loss)                                               $ (422)
                                                                ======



         The accompanying notes to financial statements are an integral part of these financial statements.

                DUTCHESS COUNTY CELLULAR TELEPHONE COMPANY, INC.

                            STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss from operations                                               $(422)
  Add (deduct) adjustments to reconcile net loss from
    operations to net cash required by operating activities:
    Depreciation and amortization                                           98
    Change in accounts receivable                                          114
    Change in inventory                                                     12
    Change in accounts payable/accrued expenses and accrued interest      (149)
    Change in deferred revenues and customer deposits                        5
    Change in other assets and liabilities                                  33
                                                                         -----
  Net cash provided by operating activities                               (309)
                                                                         -----

CASH FLOWS FROM FINANCING ACTIVITIES:
  Change in notes payable-affiliates                                       383
  Change in long-term debt-affiliates                                       (3)
  Change in current maturities of long-term debt                            --
                                                                         -----
  Net cash provided by financing activities                                380
                                                                         -----

NET INCREASE IN CASH AND CASH EQUIVALENTS                                   71
                                                                         -----

CASH AND CASH EQUIVALENTS
  Beginning of period                                                      139
                                                                         -----
  End of period                                                          $ 210
                                                                         =====



      The accompanying notes to financial statements are an integral part of these financial statements.

1.  Financial Statement Presentation

    The financial statements have been prepared by the Company without audit. In the opinion of Management, the statements reflect all adjustments necessary for a fair presentation of the results for the interim period. The results of operations for the interim period are not necessarily indicative of the results for a full year.

2.  Subsequent Event

    Pursuant to an agreement dated April 23,1996, the Company sold substantially all of its assets to PriCellular Corporation for $39,200,000 with one-half paid in cash and the balance in a three year prime note with a bullet maturity.